UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                    ____________

                                      FORM 8-K

                                   CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of report (Date of earliest event reported)      September 20, 2004


                      U.S. Realty Partners Limited Partnership
               (Exact Name of Registrant as Specified in its Charter)

             Delaware                   0-15656                    57-0814502
     (State or Other        (Commission File Number)            (I.R.S. Employer
      Jurisdiction of                                        Identification No.)
       Incorporation)

                                  55 Beattie Place
                                   P.O. Box 1089
                        Greenville, South Carolina 29602
                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code       (864) 239-1000


                                       N/A
           (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

  Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange
  Act


  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
  Act


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Item 1.02.  Termination of a Material Definitive Agreement.

      On July 26, 2004 (the "Effective Date"), U.S. Realty Partners Limited Partnership, a Delaware limited partnership (the "Partnership"), entered into an agreement (as amended, the "Purchase Agreement"), with Brookside Properties, Inc., a Tennessee corporation (the "Purchaser"), which is unaffiliated with the Partnership. Under the terms of the Purchase Agreement, the Purchaser agreed to purchase Governor's Park Apartments, a 154-unit apartment complex located in Little Rock, Arkansas (the "Property"), for a gross purchase price of $6,400,000, subject to certain conditions and prorations (the "Purchase Price").

      On the Effective Date, the Purchaser delivered to the escrow agent $64,000 (the "Deposit"). From the Effective Date to and including September 20, 2004 (the "Feasibility Period"), the Purchaser could terminate the Purchase Agreement by delivery of written notice to the Partnership on or before the expiration of the Feasibility Period. On September 20, 2004, the Purchaser delivered written notice to the Partnership of its election to terminate the Purchase Agreement pursuant to its terms. The escrow agent will return the Purchaser's deposit to the Purchaser, and the Partnership will not incur any penalties as a result of the termination of the Purchase Agreement.

      The following is a summary of the additional material terms and conditions of the Purchase Agreement.

-The Purchaser was to be responsible for the payment of the Partnership's mortgage debt and all assumption fees post closing.

-Normal and customary items of income and expense were to be prorated between the Partnership and the Purchaser as of the Closing.

-The Purchaser was to pay the cost of all transfer, sales, use and excise taxes and recording costs. The Partnership and the Purchaser were to share the title insurer's escrow fees. The Partnership was to pay the base premium for the title policy and the cost of recording any instruments required to discharge liens or encumbrances and the fees of its real estate broker.

-The parties made limited representations and warranties, which were to survive for six months after Closing.

-The parties had customary closing conditions.

-If the Property was damaged or destroyed casualty prior to the Closing, and the cost of repair was more than $300,000, then the Partnership had no obligation to repair. If the damage was less than $300,000, the Partnership would have been required to make repairs to the extent of any recovery from insurance carried on the Property if they could have been reasonably effected prior to the Closing. If not, the Purchaser would have received all insurance proceeds at the Closing plus a credit for any insurance deductible payable by the Partnership.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 24, 2004           U.S. REALTY PARTNERS LIMITED
                                   PARTNERSHIP

                                    By:   U.S. Realty I Corporation, its
                                          corporate general partner


                                    By:   /s/ Martha L. Long
                                          Senior Vice President